Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 33-14803 on Form S-8, in Registration Statement No. 33-52195 on Form S-8, in Registration Statement No. 33-57759 on Form S-8, in Registration Statement No. 333-19771 on Form S-8, in Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-28123 on Form S-4, in Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-29027 on Form S-4, in Registration Statement No. 333-49327 on Form S-8, in Registration Statement No. 333-61065 on Form S-8, in Registration Statement No. 333-62205 on Form S-8, in Registration Statement No. 333-74897 on Form S-8, in Post-Effective Amendment No. 1 to Registration Statement No. 333-81463 on Form S-8, in Post-Effective Amendment No. 1 to Registration Statement No. 333-41982 on Form S-8, in Registration Statement No. 333-87372 on Form S-8, in Registration Statement No. 333-103838 on Form S-8, in Registration Statement No. 333-103839 on Form S-8, in Registration Statement No. 333-138500 on Form S-8, in Registration Statement No. 333-159065 on Form S-3, in Registration Statement No. 333-162463 on Form S-4, in Registration Statement No. 333-166019 on Form S-8, in Registration Statement No. 333-166020 on Form S-8, and in Registration Statement No. 333-166378 on Form S-8 of Baker Hughes Incorporated of our report dated November 23, 2009 with respect to the consolidated financial statements of BJ Services Company and subsidiaries included in this Current Report on Form 8-K/A dated May 10, 2010.
/s/ Deloitte & Touche LLP
Houston, Texas
May 10, 2010